UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification No.)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip Code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01          Entry into a Material Definitive Agreement

In connection with Bunge Limited’s (the “Company” or “Bunge”) previously announced strategy to reduce its exposure to the sugar milling business in Brazil, on May 1, 2018, the Company and certain of its subsidiaries have entered into the following transactions to provide future financial flexibility to the Company’s sugar milling business on a stand-alone basis.

Revolving Credit Facility.  Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), has entered into an unsecured U.S. $700,000,000 (the “Total Revolving Commitments”) revolving credit facility (the “Revolving Credit Facility”) among BLFC, as borrower, Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent (the “Revolving Administrative Agent”), and certain lenders party thereto.  BLFC may request one or more of the lenders to increase the Total Revolving Commitments in an aggregate amount not exceeding $100,000,000 pursuant to an accordion provision set forth in the Revolving Credit Facility.  The Revolving Credit Facility matures on the fifth anniversary of the effective date of the Revolving Credit Facility (the “Revolving Maturity Date”).  BLFC has the option to extend the Revolving Maturity Date one time by up to twelve (12) months with the prior written consent of the lenders.  BLFC may use proceeds from future borrowings under the Revolving Credit Facility to fund intercompany advances to Bunge and/or certain Bunge subsidiaries, repay outstanding indebtedness of BLFC and pay expenses incurred in connection with the Revolving Credit Facility and any pari passu indebtedness of BLFC.

Borrowings under the Revolving Credit Facility will bear interest at LIBOR plus a margin, which will vary between 1.000% to 1.700%, based on the senior long-term unsecured debt ratings provided by Moody’s Investors Services Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) of (a) Bunge or (b) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust or (c) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge or the Bunge Master Trust, then BLFC (the “Rating Level”).  Amounts under the Revolving Credit Facility that remain undrawn are subject to a commitment fee payable quarterly based on the average undrawn portion of the Revolving Credit Facility at a rate that will vary between 0.100% to 0.250%.

The Revolving Credit Facility contains certain representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC to, among other things, incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and certain customary events of default.

The obligations of BLFC under the Revolving Credit Facility are guaranteed by Bunge pursuant to a separate Guaranty, dated as of May 1, 2018 (the “Revolving Facility Guaranty”).  The Revolving Facility Guaranty contains certain customary representations and warranties and affirmative and negative covenants.  The Revolving Facility Guaranty obligates Bunge to maintain a specified minimum consolidated net worth, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio, a minimum current assets to current liabilities ratio and a maximum principal balance of secured indebtedness.  The Revolving Facility Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

 Pre-Export Facility.  In addition, concurrently with the entry into the Revolving Credit Facility, certain wholly owned Brazilian sugar milling subsidiaries of Bunge (collectively, the “Pre-Export Borrowers”), have entered into a secured pre-export term loan facility (the “Pre-Export Facility”) among the Pre-Export Borrowers, SMBC, as administrative agent (the “Pre-Export Administrative Agent”), and certain lenders party thereto and a framework agreement (the “Framework Agreement”), among Bunge, BLFC, the Pre-Export Borrowers, the Revolving Administrative Agent and the Pre-Export Administrative Agent.  Upon satisfaction of certain conditions set forth in the Framework Agreement, Bunge and BLFC may elect to convert the Total Revolving Commitments under the Revolving Credit Facility to an equal amount of commitments of the lenders to make term pre-export loans under the Pre-Export Facility to the Pre-Export Borrowers (the “Pre-Export Commitments”) at any time that Bunge no longer intends to own a controlling voting interest in the Pre-Export Borrowers (the “Conversion”).  Upon a Conversion, BLFC will be obligated to repay any outstanding Revolving Loans and the Revolving Credit Facility and the Revolving Facility Guaranty will automatically terminate.  The Pre-Export Facility is non-recourse to Bunge and BLFC.

Following a Conversion, the Pre-Export Borrowers may borrow under the Pre-Export Facility (the “Pre-Export Loans”) in an amount up to the Pre-Export Commitments.  The Pre-Export Loans will be secured by a security interest in rights under certain sugar offtake contracts and other assets of the Pre-Export Borrowers.  The Pre-Export Facility will mature on the same date that is the Revolving Maturity Date as of the Conversion (the “Pre-Export Maturity Date”); provided, that if the Revolving Maturity Date was not extended prior to Conversion, the Pre-Export Borrowers have the option to extend the Pre-Export Maturity Date one time by up to twelve (12) months with the prior written consent of the lenders.  The Pre-Export Loans under the Pre-Export Facility will amortize in equal quarterly installments equal to 10.0% of the currently outstanding principal amount of the Pre-Export Facility commencing with the date that is twelve (12) months prior to the then applicable Pre-Export Maturity Date and on each three month anniversary thereafter, with the balance payable on the date that is the Pre-Export Maturity Date.  The Pre-Export Borrowers may use proceeds from future borrowings under the Pre-Export Facility to finance the export of Brazilian raw and/or white sugar, Brazilian hydrous ethanol and/or Brazilian anhydrous ethanol, and/or other sugarcane-based products and/or any product agreed in writing by the Pre-Export Administrative Agent.

The Pre-Export Loans will bear interest at LIBOR plus a margin, which will vary between 2.750% to 3.750% based on a total net leverage ratio.  Amounts under the Pre-Export Facility that remain undrawn from the date of Conversion to the date that is forty-eight (48) months from the effective date of the Revolving Credit Facility are subject to a commitment fee payable annually based on the average undrawn portion of the Pre-Export Facility at a rate that will vary between 0.960% to 1.310% based on a total net leverage ratio.

The Pre-Export Facility contains certain customary representations and warranties, affirmative and negative covenants and events of default.  The Pre-Export Facility obligates the Pre-Export Borrowers to maintain a total net leverage ratio, interest coverage ratio, a net debt to total assets ratio, a fixed asset coverage ratio and an offtake contract value to debt service coverage ratio.

From time to time, certain of the lenders and/or their affiliates provide financial services to Bunge, BLFC, the Pre-Export Borrowers and other subsidiaries of Bunge.

The Revolving Credit Facility, the Revolving Facility Guaranty, the Pre-Export Facility and the Framework Agreement are included as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and are incorporated by reference herein.  The foregoing descriptions of the Revolving Credit Facility, the Revolving Facility Guaranty, the Pre-Export Facility and the Framework Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01          Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated May 1, 2018

10.2	Guaranty by Bunge Limited pursuant to the Revolving Credit Agreement, dated May 1, 2018

10.3	Pre-Export Facility Agreement, dated May 1, 2018

10.4	Framework Agreement, dated May 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2018

BUNGE LIMITED

By:	/s/ Carla Heiss
	Name:	Carla Heiss
	Title:	Deputy General Counsel and Secretary

EXHIBITS

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated May 1, 2018

10.2	Guaranty by Bunge Limited pursuant to the Revolving Credit Agreement, dated May 1, 2018

10.3	Pre-Export Facility Agreement, dated May 1, 2018

10.4	Framework Agreement, dated May 1, 2018